     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 19, 1996
                                                           REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                          WESTERN WIRELESS CORPORATION
             (Exact name of registrant as specified in its charter)

                Washington                              91-1638901
     (State or other jurisdiction of                 (I.R.S. Employer
      incorporation or organization)                Identification No.)

                             2001 NW Sammamish Road
                           Issaquah, Washington 98027
                                 (206) 313-5200

    (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                   1994 MANAGEMENT INCENTIVE STOCK OPTION PLAN
                              (Full title of plan)

          Alan R. Bender, Esq.                            Copy to:
 Senior Vice President, General Counsel           G. Scott Greenburg, Esq.
      Western Wireless Corporation                  Gary J. Kocher, Esq.
         2001 NW Sammamish Road                     Preston Gates & Ellis
       Issaquah, Washington 98027                   5000 Columbia Center
             (206) 313-5200                           701 Fifth Avenue
(Name, address, including ZIP code, and           Seattle, Washington 98104
 telephone number, including area code,                (206) 623-7580
         of agent for service)
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==================================================================================================================
                                                                              Maximum
  Title of securities         Amount to be         Maximum offering      aggregate offering         Amount of
    to be registered         registered (1)       price per unit (2)         price (2)           registration fee

==================================================================================================================
Class A Common Stock,
no par value per share

                            5,849,297 shares            $17.25            $100,900,373.30            $34,793
==================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Class A Common Stock of the Registrant.
(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c) of the Act, based upon the average high and low prices of the Class A Common Stock of the Registrant on the Nasdaq Stock Market on August 13, 1996.

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Western Wireless Corporation (the "Company") are incorporated herein by reference:

         (a) The prospectus dated May 22, 1996 with respect to shares of the Company's Class A Common Stock, no par value per share (the "Class A Common Stock"), filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, that contains audited financial statements from the Company's latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Company's document referred to in (a) above.

         (c) The description of the Class A Common Stock that is contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Legal matters in connection with the securities registered hereby were passed upon by Preston Gates & Ellis, Seattle, Washington. Partners and attorneys employed by such firm beneficially own 17,767 shares of common stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 23B.08.510 of the Revised Code of Washington authorizes Washington corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. The Company's Articles of Incorporation and Bylaws require indemnification of the Company's officers and directors to the fullest extent permitted by Washington law. The Company also maintains director's and officer's liability insurance
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         The Company's Bylaws and Articles of Incorporation provide that the
Company shall, to the full extent permitted by the Business Corporation Act of the State of Washington, as amended from time to time, indemnify all directors and officers of the Company. In addition, the Company's Articles of Incorporation contains a provision eliminating the personal liability of directors to the Company or its shareholders for monetary damages arising out of a breach of fiduciary duty. Under Washington law, this provision eliminates the liability of a director for breach of fiduciary duty but does not eliminate the personal liability of any director for (i) acts or omissions of a director that involve intentional misconduct or a knowing violation of law, (ii) conduct in violation of Section 23B.08.310 of the Revised Code of Washington (which section relates to unlawful distributions) or (iii) any transaction from which a director personally received a benefit in money, property or services to which the director was not legally entitled.

         The Company has entered into separate indemnification agreements with each of its directors and executive officers and certain key employees of the Company, which agreements supersede prior indemnification agreements entered into by the Company with certain of such individuals.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

   EXHIBIT                               DESCRIPTION
   -------                               -----------

    4.1*        --   Western Wireless Corporation, 1994 Management Incentive
                     Stock Option Plan, approved, as adopted and amended, by
                     Shareholders on November 16, 1995, together with a form of
                     Stock Option Agreement for offers thereunder
     5.1        --   Opinion of Preston Gates & Ellis
    23.1        --   Consent of Preston Gates & Ellis (see Exhibit 5.1)
    23.2        --   Consent of Arthur Andersen LLP
    24.1        --   Powers of Attorney

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*        Incorporated herein by reference to the exhibit filed with the
         Company's Registration Statement on Form S-1 (Commission File No. 333-2432).

ITEM 9.  UNDERTAKINGS

         (a)      The registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in
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the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on this 19th day of August, 1996.

                                        WESTERN WIRELESS CORPORATION

                                        By         /s/  Alan R. Bender
                                           -------------------------------------
                                                      Alan R. Bender
                                          Senior Vice President, General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 19th day of August, 1996.

              SIGNATURE                                TITLE
              ---------                                ------

        /s/  John W. Stanton            Chairman, Chief Executive Officer and
- -----------------------------------     Director (Principal Executive Officer)
           John W. Stanton

     /s/ Theresa e. Gillespie           Chief Financial Officer (Principal
- -----------------------------------     Officer)
         Theresa E. Gillespie

      /s/ Nastashia S. Press            Principal Accounting Officer
- -----------------------------------
         Nastashia S. Press

                 *                      Director
- -----------------------------------
          David A. Bayer

                 *                      Director
- -----------------------------------
          John L. Bunce, Jr.

                 *                      Director
- -----------------------------------
          Mitchell R. Cohen

                 *                      Director
- -----------------------------------
         Jonathan M. Nelson

                 *                      Director
- -----------------------------------
         Terence M. O'Toole

*By     /s/ Alan R. Bender
- -----------------------------------
           Alan R. Bender
          Attorney-in-Fact

             INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

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   EXHIBIT                                DESCRIPTION                                    PAGE
   -------                                -----------

    4.1*        --   Western Wireless Corporation, 1994 Management Incentive
                     Stock Option Plan, approved, as adopted and amended, by
                     Shareholders on November 16, 1995, together with a form of
                     Stock Option Agreement for offers thereunder
     5.1        --   Opinion of Preston Gates & Ellis............................................
    23.1        --   Consent of Preston Gates & Ellis (see Exhibit 5.1)..........................
    23.2        --   Consent of Arthur Andersen LLP..............................................
    24.1        --   Powers of Attorney..........................................................
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*        Incorporated herein by reference to the exhibit filed with the
         Company's Registration Statement on Form S-1 (Commission File No.
         333-2432).